Exhibit 99

Vishay Intertechnology Reduces Guidance for the Third Quarter 2011

MALVERN, Pa.--(BUSINESS WIRE)--September 12, 2011--Vishay Intertechnology, (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, today announced that is has revised its guidance for the third quarter of 2011. Vishay now expects revenues to be $625 to $655 million for the quarter with a mainly volume-driven gross margin reduction. This compares to previous guidance by the Company for revenues of $675 to $715 million with an also mainly volume-driven gross margin reduction. The Company will not comment further on guidance for the fourth quarter or calendar year 2011.

“The anticipated seasonal pick up during the current quarter did not materialize. The expected inventory reduction of our products in the distribution channel is occurring while the slowdown in the consumer and computing end markets did not reverse,” said Dr. Gerald Paul, Vishay’s President and CEO.

Dr. Paul concluded, “Despite the current softening of demand, our growth strategy as outlined in our recent investor presentation continues to be management’s focus. We remain committed to intensifying internal growth, supplemented by small acquisitions and we don’t intend to reduce our investment in technical personnel or research and development. Even in the current environment we expect robust cash flow from operations, substantially in excess of our capital expenditures.”

About Vishay

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as believe, estimate, will be, will, would, expect, anticipate, plan, project, intend, could, should, or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the pace and continuation of recovery in the worldwide economy; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Vishay Intertechnology, Inc.
Peter G. Henrici, +1-610-644-1300
Senior Vice President, Corporate Communications